                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-04224, 333-27353 and 333-37191) and Form S-3 (No.'s
333-25437, 333-30803, 333-45353, 333-45595, 333-46891, 333-83827, and 333-31428)
of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of REMEC, Inc. included in the Annual Report on Form 10-K for the year ended January 31, 2001.

Our audits also included the financial statement schedule of REMEC, Inc. listed in Item 14(a). This schedule is the responsibility of REMEC, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP



San Diego, California
April 17, 2001